  EXHIBIT 99.1

Star Gold Corp. Provides Update for Longstreet Project

COEUR D'ALENE, Idaho, May 26, 2020 -- Star Gold Corp. ("Star Gold" or the "Company") (OTC Markets: SRGZ) is pleased to provide a detailed updated Report for its plans on its Longstreet Project.

Commenting on the release of the update Report, David Segelov, President, Star Gold stated, “This Report provides a detailed examination of the Longstreet Project and more importantly outlines a pathway to proceed. It further provides context as to the risks, timing, mechanics of the Project and outlines some of the potential of the Project.”

The update Report is available on the Star Gold website at:

Longstreet Project Update Report

In January of 2010 Star Gold signed an agreement (the “Longstreet Agreement”) to lease with an option to acquire from MinQuest, Inc. (“MinQuest”), 60 unpatented mining claims totaling approximately 490 hectares. The Company completed its first phase of drilling in 2011. On July 9, 2010, the Company and MinQuest entered into an amended agreement to add an additional 10 claims and expanded the total to 70 unpatented claims. In addition, Star Gold agreed to reimburse MinQuest for 5 claims leased from a third party, Roy Clifford. The Longstreet Property comprises 125 mineral claims (75 original optioned claims, of which 70 are unpatented staked claims and five claims acquired from local ranchers (Roy Clifford et al)), as well as 50 claims subsequently staked by Star Gold, covering a total area of approximately 2,500 acres (1,012 ha) (Figure 6-1). The claims are located within Sections 9-17, 20, and 21 of T6N, R47E, MDB&M (Mount Diablo Base Line & Meridian), Nye County. The entire 125 claims (the 5 claims covered by the Clifford Lease are not subject to the Longstreet Agreement) comprise the Longstreet Property.

On July 25, 2017, MinQuest assigned, conveyed and transferred to Great Basin Resources, Inc. (“Great Basin”) all of the rights, title and interest of Minquest in and to the Longstreet Property and the Longstreet Agreement.

Of the 50 claims staked by Star Gold, 38 are adjacent to the eastern boundary of the property and were staked with the objective of providing a site for potential leach pads planned for future development of the Main Zone (the “Leach Pad Claims”). The remaining 12 claims staked by Star Gold lie along a corridor leading from the main Longstreet property to the Leach Pad Claims.

1875 N. Lakewood Drive, Suite 200, Coeur d’Alene, ID 83814
Telephone: 1-208-664-5066 Fax: 1-208-664-5066
www.stargoldcorp.com

About Star Gold Corp.

Star Gold is a gold exploration/development company with claims located within the Walker Lane belt. The Company is currently focused on developing its flagship property, the Longstreet Property. The Longstreet Property is located in Nye County, Nevada.

Investor Contact:

David Segelov
Office: 208-664-5066
Cell: 646-626-3356
dsegelov@stargoldcorp.com
info@stargoldcorp.com

Disclaimers

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as "anticipate," "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Star Gold Corp (the Company) to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under "Search for Company Filings.

1875 N. Lakewood Drive, Suite 200, Coeur d’Alene, ID 83814
Telephone: 1-208-664-5066 Fax: 1-208-664-5066
www.stargoldcorp.com